SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

//          Preliminary Proxy Statement

//          Definitive Proxy Statement

/X/       Definitive Additional Materials

//          Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12

//          Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

T. Rowe Price International Funds, Inc. 002-65539/811-2958

________________________________________________________________

(Name of Registrant as Specified in its Charter)

T. Rowe Price Emerging Europe & Mediterranean Fund 002-65539/811-2958

________________________________________________________________

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[   ]       Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

1)                  Title of each class of securities to which transaction applies:

____________________________________________________

2)                  Aggregate number of securities to which transaction applies:

____________________________________________________

3)                  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

____________________________________________________

4)                  Proposed maximum aggregate value of transaction:

____________________________________________________

5)                  Total fee paid:

____________________________________________________

                        [   ] Fee paid previously with preliminary materials.

____________________________________________________

[   ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)                  Amount previously paid:

____________________________________________________

2)                  Form, schedule, or Registration Statement no.:

____________________________________________________

3)                  Filing party:

____________________________________________________

4)                  Date filed:

___________________________________________________

Emerging Europe & Mediterranean Fund Proxy Callout Script

Answering Machine:

Hello, this is _____________, a representative from T. Rowe Price.  I’m calling you to make sure you received proxy materials dated November 21, 2011 for the T. Rowe Price Emerging Europe & Mediterranean Fund. A shareholder meeting will be held for the Funds’ shareholders on February 8, 2012.  At your earliest convenience, please vote your proxy card by mail, by returning it in the return envelope provided to you, telephone or Internet.  If you wish to vote by phone or by internet, please follow the instructions found on your proxy card.  If you have any questions regarding the proxy, please feel free to contact me at <your phone extension>.

Telephone Call:

Hello, this is _____________, a representative from T. Rowe Price.  Is [ask to speak to the registered owner] available?

If the registered owner is there:

I’m calling you to make sure you received proxy materials dated November 21, 2011 for the T. Rowe Price Emerging Europe & Mediterranean Fund. A shareholder meeting will be held for the Funds’ shareholders on February 8, 2012.  At your earliest convenience, please vote your proxy card by mail, by returning it in the return envelope provided to you, telephone or Internet.  If you wish to vote by phone or by internet, please follow the instructions found on your proxy card.  If you have any questions regarding the proxy, please feel free to contact me at <your phone extension>.

If someone other than registered owner answers the phone:

Please have [registered owner’s name] return my call at <your extension>.  Thank you.

•     You may not persuade the shareholder to vote in favor of the proposal; you can only reiterate that it is important to vote as that could help save the funds the expenses of mailing additional proxy materials and holding another special shareholder meeting.

•     If shareholder has questions regarding the proposal, stick to explaining that the shareholder may vote by mail, phone, or internet; for other questions you will need to refer the shareholder to the proxy materials that he/she received.

•         If the shareholder would like another copy of the proxy material sent to them, please provide Pat Butcher Lippert with the following information:

Fund

Account #

Name of shareholder

If the address is different than address of record please advise as well.

Pat will have another set of proxy materials sent to them by Federal Express.

If the shareholder would like to have the proxy card e-mailed to them, please provide Pat with the information above as well as the shareholder's e-mail address.  Pat will have the proxy card e-mailed to them.